UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

November 21, 2011 (November 15, 2011)

HOLLYFRONTIER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-03876	75-1056913
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2828 N. Harwood, Suite 1300, Dallas, Texas 75201

(Address of Principal Executive Offices)

(214) 871-3555

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2011, the Board of Directors (the “Board”) of HollyFrontier Corporation (the “Company”) received notice from each of Mr. Paul B. Loyd, Jr. and Mr. Jack P. Reid that they will retire from the Board, effective December 31, 2011.

As a result of the retirement of Messrs. Loyd and Reid, the Board decreased the number of directors constituting the full Board from 14 to 12, effective December 31, 2011.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 21, 2011, the Board adopted the amendment and restatement of the Company’s Amended and Restated By-Laws (the “Amended By-Laws”). The Amended By-Laws became effective on November 21, 2011. The Amended By-Laws:

•	clarify matters related to the Board’s authority to designate one or more committees of the Board;

•

adopt (i) a majority voting standard in uncontested elections of directors and require an incumbent director nominee who does not receive the required votes for re-election to tender his or her resignation to the Chairman of the Board or the Secretary following the certification of the stockholder vote for consideration by the Nominating/Corporate Governance Committee, which shall make a recommendation to the Board with respect to the tendered resignation in order for the Board to act on the tendered resignation, and (ii) a plurality voting standard in contested elections of directors (previously, directors were elected by a plurality standard, whether or not the election was contested);

•	require that resignations by any member of the Board be in writing and delivered to the Secretary of the Company (previously, there was no requirement for the resignation to be in writing); and

•	make other immaterial changes.

The foregoing summary description of the Amended By-Laws is qualified in its entirety by reference to the full text of the Amended By-Laws, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1	Amended and Restated By-Laws of HollyFrontier Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLYFRONTIER CORPORATION

By:	/s/ Doug S. Aron
Name: Doug S. Aron
Title: Executive Vice President and Chief Financial Officer

Date: November 21, 2011

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated By-Laws of HollyFrontier Corporation.